UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 1, 2014, RLI Corp. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”). Matters voted upon at the Annual Meeting were (1) election of directors, (2) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, and (3) approval of a non-binding, advisory resolution on the compensation of the Company’s named executive officers.

The final results of voting on each of the matters submitted to a vote of stockholders during the Annual Meeting are as follows:

		For	Withheld	Broker Non-Votes
1.	Election of Directors:	—	—	3,971,694
	Kaj Ahlmann	34,950,252	212,837	—
	Barbara R. Allen	34,935,361	227,728	—
	Michael E. Angelina	34,972,713	190,376
	John T. Baily	34,799,267	363,822	—
	Jordan W. Graham	34,948,238	214,851	—
	Gerald I. Lenrow	34,740,279	422,810	—
	Charles M. Linke	34,763,671	399,418	—
	F. Lynn McPheeters	34,884,157	278,932	—
	Jonathan E. Michael	34,377,558	785,531	—
	Michael J. Stone	34,850,172	312,917	—
	Robert O. Viets	34,774,457	388,632	—

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of KPMG LLP as independent registered public accounting firm	38,753,834	316,146	64,803	—

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of non-binding, advisory vote regarding the compensation of Company’s named executive officers	34,464,171	548,662	150,256	3,971,694

Item 8.01  Other Events.

On May 1, 2014, the Company announced that its Board of Directors (“Board”) approved a quarterly dividend on its common stock of $0.18 per share.  The dividend is payable on June 20, 2014, to shareholders of record as of May 30, 2014.  Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 1, 2014. This Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 1, 2014	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated May 1, 2014 This Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.